SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 25, 2021

INTERNATIONAL STEM CELL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51891	20-4494098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5950 Priestly Drive, Carlsbad, California 92008

(Address of principal executive offices, including zip code)

(760) 940-6383

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Submission of Matters to a Vote of Security Holders

As a result of the conversion, by the holders thereof, of all remaining shares of Series I-1 Preferred Stock to common stock, there were no longer any shares of Series I-1 Preferred Stock outstanding. On June 25, 2021, the Company filed a Certificate of Elimination for the Series I-1 Preferred Stock. The Certificate of Elimination amended the provisions of the Certificate of Incorporation of the Company to eliminate the powers, designations, preferences, privileges, and other rights of the Series I-1 Preferred Stock.

Item 9.01	Financial Statements and Exhibits

(d.)	Exhibits

3.1	Certificate of Elimination for Series I-1 Preferred Stock

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL STEM CELL CORPORATION

Date: June 30, 2021	By:	/s/ Sophia Garnette
Sophia Garnette
VP Legal Affairs and Operations